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                              CSW International, Inc.              EXHIBIT C
                        Intercompany Service Transactions
                  For the Nine Months Ended September 30, 1995
                                   (Unaudited)



  Name                              Type of Service                     Amount
Transok, Inc.                       Salaries, overheads, and       $     4,693
(Wholly owned subsidiary of         travel in support of CSW
Central & South West Corporation)   International, Inc. projects.

CSW Energy, Inc.                    Salaries, overheads, and       $   746,311
(Wholly owned subsidiary of         travel in support of CSW
Central & South West Corporation)   International, Inc. projects.

Central & South West Services, Inc. Salaries, overheads, and       $   381,338
(Wholly owned subsidiary of         travelin support of CSW
Central & South West Corporation)   International, Inc. projects.

Central & South West Corporation    Interest on cash advances      $   114,269
(Parent)                            provided to CSW International,
                                    Inc.